Exhibit 6.3

                           MEMORANDUM OF UNDERSTANDING

         This  Memorandum  of  Understanding  ("MOU") is made as of November 25,
1998.

         BY AND AMONG: V.I. Internet Telecommunications Inc., a corporation duly incorporated under the laws of Canada with legal domicile in Montreal, Province of Quebec, Canada (hereinafter referred as "Company"), hereby represented by Mr. Mickael Macinnis, Mr. Viatcheslav Makarov, Mr. Ilya Gerol, duly authorized as he so declares.

                                 ON THE ONE HAND

         AND: Telecom XXI Development, LTD, A company registered in Cayman Islands, (hereinafter referred to as "Telecom XXI") with a registered office at:
W.S. Walker & Company, First Floor, Caledonian House, Mary Street, P.O. Box 265G, George Town, Grand Cayman, Cayman Islands, represented by Dmitri Novikov, President.

                                ON THE OTHER HAND

         (hereinafter referred jointly as the "Parties" or individually as the "Party").

         WHEREAS, Telecom XXI is desirous of establishing a voice, fax and data telecommunication service to/from Russian Federation and other countries; and

         WHEREAS, Telecom XXI has extensive communications expertise through the State Directory -- "Technic and Communication", and

         WHEREAS, Telecom XXI has the resources and capability to implement the Russian component of any required system that could provide telecommunication services in St. Petersburg and other areas of the Russian Federation; and

         WHEREAS, Telecom XXI can secure all necessary permits, licenses and approvals for the legitimate operation of a Russian telecommunication service; and

         WHEREAS, Telecom XXI, through its normal links with other agencies, municipal governments and with the Commonwealth of Independent States (CIS), is desirous of allowing and encouraging these governments to make use of such telecommunication services; and

         WHEREAS, the Company has extensive communications expertise including marketing and operation of prepaid telecommunication services; and

         WHEREAS, the Company has extensive North American and International management, marketing trade funding and promotional experience and capability; and

         WHEREAS, the Company has long-established links with communications systems providers and users throughout North America; and

         WHEREAS, the Company wishes to establish telecommunication services to/from North America on its Internet Telephone Protocol network to its customers to/from the Russian Federation; and

         WHEREAS, the Company needs to implement an Internet Telephony Protocol Communication Systems (the "System") between, on one hand, Moscow and St. Petersburg hubs and, on the other hand, the Montreal gateway hub to North America and the rest of the world, so to be able to provide the telecommunication services ("Project"); and

         WHEREAS, Telecom XXI wishes to associate with VI to jointly pursue the implementation of the Project and the operation of the System; and

         WHEREAS, the Parties also desire to set forth their mutual understandings regarding their cooperation and obligations in the implementation of the Project and the operation of the System as well as the essential elements of the formation of a new company by them for such purposes.

         NOW, THEREFORE, the Parties hereby agree as follows:

1.                         OBJECTIVE

         The purpose of this MOU is to establish the relationship between the Parties, their respective obligations and the material conditions of the formation of an operating company that will be used by the Parties to provide the System in order to meet the needs of the Russian Federation, its private corporate sector and its private citizens in their communication connection with North America, Europe and rest of the world.

2.                         FORMATION OF THE OPERATING COMPANY

         The Parties will form a corporation organized under the laws of Russian Federation. Such corporation shall be known as "Interservice Telephone Russia" or by any other name agreed to by the Parties and approved by the competent authorities ("Operating Company"). Such Operating Company will be created no later than thirty (30) days after execution of this MOU.

                  2.1      Shareholdings.

         The Parties hereby agree that their respective percentages of equity interests in the Operating Company will be as follows:

                  Shareholder               % Equity Interest

                  VI                        -        80%
                  Telecom XXI               -        20%

                               a) Indirect Shareholdings and Foreign or Other Ownership Restrictions.

                                    The   Parties   further   agree  that  their
                                    respective  equity interest in the Operating
                                    Company may be held by each Party either directly, and/or (in such Party's sole and absolute discretion) indirectly through one or more of such party's Affiliates (as defined in Article 6 below). The Parties acknowledge and agree that the Shareholder's Agreement (as defined in Section 2.2 below) will include express rights, restrictions and obligations of each of the shareholders regarding any change of control of any of the shareholders of the Operating Company (the "Shareholders").

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                           b)       Transfer  Restrictions  and  Rights of First
                                    Refusal for Equity Allocated to the Parties.

                                    If, at any time before or after formation of the Operating Company, any Party should wish to sell part or all of its equity interests in the Operating Company, that Party must first offer such equity interests to the other Party at fair market value upon the same terms and conditions that it would offer to sell such equity interests to a third party, before offering for sale such equity interests to any third party upon same terms and conditions.

                           c)       Price for Acquisition of Equity Interests.

                                    The amount of the capital  contributions  of
                                    the  shareholders  and other financing needs
                                    of the Operating Company will be as mutually
                                    agreed  upon  by the  Parties.  The  Parties
                                    currently   contemplate   that  the  initial
                                    capital contributions will be proportionate to their equity interests in the Operating Company.

                  2.2      Shareholders' Agreement.

                  The parties shall negotiate and form the Operating Company and enter into a shareholders' agreement setting forth their rights (including voting rights) and obligations regarding their respective equity interests in the Operating Company including, among other things, the transfer restrictions, rights of first refusal and mutually agreed upon provisions (the "Shareholders' Agreement").

                           a)       The International Operator.

                                    The   parties   further   agree   that   the
                                    Shareholders'  Agreement  will  provide that
                                    the day-to-day management of the business of
                                    the Operating Company or its Affiliate shall
                                    be supervised and controlled by the Company.
                                    The Parties  contemplate  that there will be
                                    an agreement between the Company and Telecom
                                    XXI (or their  respective  Affiliates)  with
                                    respect to their  supervision and control of
                                    the   management  of  the  business  of  the
                                    Operating Company, and that such agreement will be submitted to all Parties.

                           b)       Board Representation and Decision making.

                                    The Parties  currently  contemplate that the
                                    Operating  Company  will  have a  eight  (8)
                                    member  board  of  directors  (the  "Board")
                                    (each  director  to have one vote),  and the
                                    shareholders  will be  entitled  to  appoint
                                    directors  to the Board in  accordance  with
                                    the  equity   ownership   interests  in  the
                                    Operating  Company from time to time held by
                                    them  in  the  Operating   Company   (unless
                                    otherwise   agreed   in  the   Shareholders'
                                    Agreement).   Based  on  the  percentage  of
                                    equity  interests in the  Operating  Company
                                    set  forth  in  Section   2.1   above,   the
                                    Directors would be appointed as follows:

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                 6 director(s) will be appointed by the Company;

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                                    2  director(s)  will be appointed by Telecom
                                    XXI.

                                    The Shareholders' Agreement will provide the
                                    fundamental    decisions    regarding    the
                                    Operating   Company  will  require  a  Super
                                    Majority  Shareholder  vote (eighty per cent
                                    (80%)  or  more of all  outstanding  shares)
                                    and/or a Super  Majority  Board vote (eighty
                                    per cent  (80%) or more of the total  number
                                    of directors  comprising the full Board), as
                                    appropriate  under  applicable  law.  It  is
                                    currently  contemplated  by the Parties that
                                    fundamental   decisions  will  be  decisions
                                    within the following general categories (to be specifically agreed in detail in the Shareholders' Agreement);

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                                    Annual Financing and Operating Plans

                                    Major Technological Platform choices

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                                    Related party Transactions

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                   Major Transactions including sale of assets

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                    Significant Changes in Financial Leverage

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                   Appointment and Dismissal of the President

                           c)       Operating Company Appointments

                                    The Company will be entitled to nominate the
                                    respective  persons to be  appointed  as the
                                    President of the Operating Company,  subject
                                    to Super Majority approval of the Board, and
                                    as the  Vice-President  of Operations of the
                                    Operating   Company,   subject   to   simple
                                    majority approval of the Board.

                  2.3      Services Agreement

                  The Parties agree that the Operating Company may, from time to time, enter into agreements (collectively the "Services Agreement") with any of the Parties (or their respective Affiliates) pursuant to which such entities will provide services to the Operating Company on terms and conditions to be agreed between such entity, on the one hand, and the Operating Company, on the other hand.

                  2.4      Language of Agreements

                  All agreements (including this MOU) shall be prepared and executed in both the Russian and English languages. All agreements, when in final form, shall be promptly sent to an agreed upon translator, and the costs of such translation shall be shared equally by the Parties.



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                  3.       OBLIGATIONS OF THE COMPANY

         As part of its contribution to the Project, the Company shall within three (3) months following the execution of the MOU as well as any other document required to implement the MOU, except as otherwise provided below, provide at its costs the following:

         3.1 all the technical equipment and telephone lines required to operate the telecommunication services between Russian Federation and Canada, as well as the interconnection in Montreal, Canada with the Montreal gateway hub so to extend the telecommunication services throughout the world;

         3.2 the marketing and promotion of the use of the telecommunication services throughout Canada and the United States by state and private corporate sectors, telephone corporations and private individuals telecommunication services through the use of prepaid telephone cards;

         3.3  prepaid   telephone  cards  for  promotion  and  sale  in  Russian
Federation and North America;

         3.4 establishment of a credit account record for all the Operating Company prepaid customers;

         3.5 payment for the costs of telephone lines and usage between St. Petersburg and Moscow as well as local and long distance charges between Russian Federation and other destinations in the world and vice versa.

         3.6 the financing of the Project through proper banking and investment arrangements and the keeping of Telecom XXI inform of such arrangements throughout the implementation of the Project and the operation of the System;

         3.7 an accounting system for the implementation and operation of the System based on generally accepted accounting principles and the applicable Russian Federation laws;

         3.8 training, both technical and administrative, of the employees of the Operating Company involved in the implementation and operation of the System.

         4. OBLIGATIONS OF TELECOM XXI

                  Telecom XXI, as part of its participation into the Project, will provide at its costs, within one (1) month following the execution of the MOU as well as any other document required to implement the MOU, unless otherwise provided below, the following:

                  4.1 Telecom XXI shall secure and execute this MOU as well as any other document deemed necessary by the Parties to implement the MOU and to establish the Operating Company;

                  4.2 Telecom XXI shall obtain the issuance of an exclusive and irrevocable permit(s) from the competent state authorities of the Russian Federation, as well as any other permit(s) or authorization(s), that is (are) necessary to implement and operate the System for a period of at least ten (10) years;

                  4.3 Telecom XXI shall obtain and grant the permission to the Operating Company to start its activities within ten (10) days following its incorporation and the issuance of the necessary permit(s);

                  4.4 Telecom XXI shall provide the office space and all other facilities mutually agreed to between the Parties, as well as the necessary technical and office personnel that the Parties will deem necessary to install and operate the System;

                  4.5 Telecom XXI shall install all the equipment provided by VI to implement the System; Telecom XXI shall also install all the facilities (such as electrical power and outlets, telephone access, internet access, etc.) deemed necessary to operate the System;

                  4.6 Telecom XXI will assist the Operating Company with the physical implementation, operation and maintenance of the technical equipment required to operate the System and will provide the interconnection in Moscow to extend the telecommunication services throughout Russian Federation and the CIS;

                  4.7 Telecom XXI shall have the MOU as well as any other document required to implement the MOU, whether mentioned or not in this MOU, registered with the competent authorities of the Russian Federation within ten
(10) days of their execution by the Parties;

                  4.8 Telecom XXI shall be responsible for the relationship between the Operating Company and the state authorities of the Russian Federation at all levels of Government so to maintain a positive relationship in place.

                  5.       OPERATING COMPANY RESPONSIBILITIES

                  The Operating Company shall have the responsibilities decided by its shareholders and, without limiting the foregoing, shall be responsible for the implementation and operation of the System. It is understood and agreed by the Parties that the Operating Company shall, among other things:

                  5.1 market and promote the use of the prepaid telecommunication services in the Russian Federation by state and private corporate sectors at all levels of Government, as well as by private individuals through the sale of prepaid telephone cards;

                  5.2 provide VI with the reimbursement of the calls made by its customers using the System, including reimbursement from prepaid telephone cards;

                  5.3 pay all operational costs and expenses incurred by the Operating Company, including without limitation cost of rent, employees salaries, promotion and advertising costs, permits and interconnection fees, and any other overhead costs and/or expenses. All these costs, fees and expenses shall be charged to VI with a ten per cent (10%) surcharge. Any local telephone costs for incoming calls from outside of Russian Federation will be charged to VI at cost. Any surcharge over costs and/or expenses invoiced to VI shall be adjusted on a quarterly basis by VI and Operating Company to ensure a fair sharing of profits and losses for both VI and Operating Company;

                  5.4 pay, on a weekly basis, the services fees to the Parties resulting from provision by such Parties of consulting services, in accordance with the Services Agreements;

                  5.5 maintain adequate accounting system of its operations based on generally accepted accounting principles and applicable Russian Federation laws; open and maintain an operation account with a Russian bank as selected by the shareholders.

                  6.       CONFIDENTIALITY

                  Each Party (sometimes hereinafter referred to as a "Receiving Party") agrees to hold in confidence and not to disclose to any third party (a) any and all information provided by a Party directly or indirectly on its behalf (sometimes referred to as a "Disclosing Party") to any Receiving Party, whether orally or in writing and before or after the date of this MOU, (b) all analysis, compilations, studies and other documents and records prepared by the Receiving Party, its advisers or its representatives that are generated from or reflect such information, (c) any technical, economic and market studies and business plans jointly prepared by the Parties in relation to the Project, and (d) the terms of this MOU or any other facts relating to the Project and/or the Operating Company contemplated hereby (collectively, the "Information"), except
(i) if such Information is required by securities laws or other applicable laws or court orders in Russian Federation and/or Canada, but only after written notice of such disclosure requirement has been given by the Receiving Party to the Disclosing Party, (ii) if such Information is disclosed by the Receiving Party to its representatives, agents and advisors (who may include lending institutions and insurance companies) who need to know such Information for the purpose of assisting the Receiving Party with the evaluation, planning, establishment and operation of the Project and the Operating Company, but only after such persons have been directed by the Receiving Party to treat such Information in accordance with the terms of this MOU, or (iii) with the prior written consent of the Disclosing Party in respect of the Information referred to in clauses a) and b) of this Article 6. Further, each Party agrees not to use the Information for any purpose other than the evaluation, planning, implementation and operation of the Project and the Operating Company.

                  The obligations set forth in the preceding paragraph will not apply to a Receiving Party in respect of (A) information that is or becomes generally available to the public other than as a result of a disclosure directly or indirectly by such Receiving Party or (B) information that is or becomes generally available to such Receiving Party on a non-confidential basis from a source other than the Disclosing Party, provided that such source is not known by such Receiving Party to be subject to any prohibition against transmitting the information to such Receiving Party and that such Receiving Party is not aware that the availability of such information from such source resulted directly or indirectly from information supplied by the Disclosing Party.

                  As used in this MOU, "Affiliate", with respect to any person or entity, means any individual, firm, corporation, association, partnership, joint venture, trust or other entity, now or hereafter existing, which, directly or indirectly, controls, is controlled by or is under common control with such person or entity; a person or entity "controls" another person or entity (the "subject person") if such person or entity (alone or in combination with an Affiliate(s)), possesses the power, by contract or ownership of voting stock or other equity interests (i) to elect a majority of the members of the board of directors (or other similar governing body) of the subject person, or (ii) if the subject person is not a corporation, to otherwise direct or cause the direction of the management and policies of the subject person; and "controlled" has a corresponding meaning.

                  7.       PUBLIC ANNOUNCEMENTS

                  No news release, public announcement, advertisement or publicity concerning this MOU, the Project, the Operating Company, the System or any other matters contemplated hereby may be made without the prior approval of the Parties, except as may be required by securities laws or other applicable laws or court orders, in which case, such disclosure shall be subject to clause
(i) of Article 6.

                  8.       EXCLUSIVITY

                  8.1 Each Party agrees that from the date of execution of this MOU through the formation of the Operating Company and the execution of the Shareholders' Agreement (the "MOU Exclusivity Period"), it will not enter into, will cause its wholly-owned subsidiaries not to enter into and will use its reasonable, good faith efforts to cause its Affiliates not to enter into, any discussions, negotiations or agreements with any other person(s) or entity(ies) (including, without limitation, any telecommunication operator with respect to investing or agreeing to invest (directly or indirectly) in, or providing general strategic consultation or advisory services to, any person, entity or group proposing to provide implementation and operation of an Internet Telephone Protocol network to customers in Russian Federation, in each case other than pursuant to this Agreement; provided, however, that nothing in this Article 8 shall be construed as restricting the rights of any Party or of any Party's Affiliates to continue with its normal correspondence business with any international telecommunication services carrier or provider.

                  8.2 The Parties agree that provisions relating to exclusivity for the period following the MOU Exclusivity Period shall be governed by terms to be included in the Shareholders' Agreement.

         9. TERMINATION

         Subject to the survival provisions of Section 13.6, this MOU will terminate on the first to occur of any of the following events (the "Termination Date"):

         9.1 the date on which this MOU is replaced by the comprehensive legal agreements and documents referred to in Article 2 hereof,

         9.2 the date of the mutual written agreement of all of the Parties to so terminate.

         9.3 If a Party fails to fulfill its obligations under this MOU and, after having received a notice to that effect from the other Party, does not cure such failure within sixty (60) days of receipt of the notice, and the non-defaulting Party terminates this MOU as a result of an arbitration decision and of its confirmation by a court of competent jurisdiction.

         Upon the occurrence of the Termination Date, each Party shall promptly return to the other Party(ies) all Information obtained by it in relation to the other Party(ies). In addition, each Party shall remain liable for the payment of its share of agreed-upon expenses incurred or committed pursuant to Article 3 and 4 hereof through the Termination Date. Unless otherwise agreed in writing by the Parties hereto, the provisions of Articles 6 and 7 hereof will survive the Termination date and the termination of this MOU.

                  10.      RELATIONSHIP OF PARTIES

                  No Party has the power or authority to legally bind the other Party hereto, and nothing herein contained will be construed as authorizing a Party to act as an agent or representative of the other Party hereto or to legally bind the other Party hereto.

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         11. GOVERNING LAW: DISPUTES

         11.1 The entering into, construction, and performance of this MOU shall be governed by and interpreted in accordance with the laws of Russian Federation.

         11.2 The Parties hereto agree that any disputes, controversies or differences which may arise between or among them out of, in relation to, or in connection with this MOU or its subject matter, including disputes as to validity, performance, breach or termination, shall be resolved by them as expenditiously as possible pursuant to amicable and good faith discussions.

         11.3 Any dispute, controversy or difference between or among the Parties (an "International Arbitration"), which cannot be settled pursuant to amicable and good faith discussions as provided above, shall be submitted to binding arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law as in force on the date of commencement of the subject International Arbitration, shall be conducted in English and in Stockholm, Sweden, and the law governing such arbitration proceedings shall be law of Russian Federation, and the decision of such arbitrators shall be rendered in law.

         11.4 In the event of any inconsistency between the Russian version and the English version of this MOU or of any agreement referred to in Article 2, the English version shall prevail.

         11.5 The validity and construction of this Article 11 shall be governed by the laws of Russian Federation.

         12. NOTICES

         All notices to be given among the Parties will be validly given when delivered by courier or by Facsimile as set out below:

         If to the Company: ________________

         If to Telecom XXI: 6 Proletarskaya Diktatura square, St. Petersburg, 193124, Russia. fax +7 812 326-1312

         13. GENERAL

         13.1 Preamble; Integration: The preamble and the documents referred hereto shall form an integral part hereof as if recited at length. The terms and provisions contained in this MOU together with the documents referred hereto constitute the entire agreement between the Parties with respect to the subject matter hereof.

         13.2 No Waiver: No amendment or waiver of this MOU shall be binding unless executed in writing by both Parties. No waiver of any of the provisions of this MOU shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         13.3 Severability. any provision in this MOU which is held to be illegal or unenforceable in any jurisdiction shall be ineffective to the extent of such illegality or unenforceability without invalidating the remaining provisions and any such illegal or unenforceable provision shall be deemed to be restated to reflect as nearly as possible the original intention of the Parties in accordance with applicable law.

         13.4 Extended Meanings. In this MOU, words importing the singular number include the plural and vice versa and words importing gender include all genders. The word "person" includes, subject to the context in which it appears, an individual, partnership, association, body corporate, trustee, executor, administrator or legal representative.

         13.5 Headings. The division of this MOU into Articles and subsections and the insertion of headings are for convenience of reference only and shall not affect its construction or interpretation.

         13.6 Survival. The following provisions shall survive the termination of this MOU together with such other provisions of this MOU which expressly or by their nature survive termination:

                           Article 6        CONFIDENTIALITY
                           Article 7        PUBLIC
                                            ANNOUNCEMENTS
                           Article 11       GOVERNING LAWS,
                                            DISPUTES
                           Article 13       GENERAL

         13.7 Binding Effect: This MOU will be binding on and enure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party may assign this MOU or any of their rights or obligations hereunder or delegate the performance thereof to a third party without the prior written consent of the other Party except that the Parties may assign this MOU to one or more of their subsidiaries or Affiliates.

         13.8 Counterparts: This MOU may be executed in one or more counterparts, each of which when so executed shall be deemed an original, but all of which taken together shall constitute one and the same complete and executed agreement.

         13.9 Effective Agreement: If executed in counterparts, this MOU shall become effective when each Party to this MOU shall have received counterparts hereof signed by the other Party hereto.

         13.10 Delays: In those cases where the activities of one Party or a responsibility of one Party called for in this MOU, or otherwise, are dependent on an activity or responsibility of the other Party, or is dependent on receiving information or approval from the other Party, and the activity, responsibility, information or approval is not given or notified in such one Party, then the activity or responsibility of such one Party may be delayed a corresponding amount of time.

         IN WITNESS HEREOF, the Parties to this MOU have caused it to be executed and sealed by their duly authorized officers as of the day and year first written above.

                                       TELECOM XXI DEVELOPMENT LTD.



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                                        V.I. INTERNET TELECOMMUNICATIONS INC.



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